Loan Number 16-0000958

SIXTH LOAN MODIFICATION AGREEMENT

THIS SIXTH LOAN MODIFICATION AGREEMENT (the “Agreement”) is made and entered into as of December 17th, 2012, by and among MDA CITY APARTMENTS, LLC, a Delaware limited liability company, whose address is c/o Village Green Companies, 30833 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334 (“Borrower”), JONATHAN HOLTZMAN, whose address is c/o Village Green Companies, 30833 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334 (“Holtzman”), BLUEROCK SPECIAL OPPORTUNITY + INCOME FUND, LLC, a Delaware limited liability company, whose address is 70 East 55th Street, 9th Floor, New York, New York 10022 (“Bluerock”; each of Holtzman and Bluerock are sometimes hereinafter referred to individually as a “Guarantor” and collectively as “Guarantors”), and MONY LIFE INSURANCE COMPANY, a New York corporation, whose address is 1290 Avenue of the Americas, New York, New York 10104 (together with its successors and assigns, “Lender”).

RECITALS

A.           Borrower previously executed and delivered to Lender that certain Note dated September 13, 2006 in the original principal sum of Thirty Eight Million and 00/100 Dollars ($38,000,000.00), as amended by the Note Amendment dated April 28, 2009, the Second Loan Modification Agreement dated as of January 28, 2010 (the "Second Modification"), the Third Loan Modification Agreement dated as of March 10, 2011 (the "Third Modification"), the Fourth Loan Modification Agreement dated as of May 10, 2011 (the "Fourth Modification"), and the Fifth Loan Modification Agreement dated as of July 10, 2011 (the "Fifth Modification") (as amended, the “Original Note”), evidencing the loan in the original principal amount of Thirty Eight Million and 00/100 Dollars ($38,000,000.00) made by Lender to Borrower (“Loan”);

B.           As a condition to making the Loan, Borrower executed and delivered to Lender, inter alia, that certain Mortgage, Security Agreement and Fixture Filing dated September 13, 2006 (“Original Mortgage”), joined in by MDA Master Tenant, LLC ("Master Tenant"), and recorded September 15, 2006 as Document No. 0625842201 with the Cook County (Illinois) Recorder of Deeds (“Recorder’s Office”) which secures the Loan and encumbers the property legally described on Exhibit A (“Property”) attached hereto, and that certain Assignment of Rents and Leases dated September 13, 2006 (“Assignment”) and recorded September 15, 2006 as Document No. 0625842202 with the Recorder’s Office. In addition, Borrower and Holtzman executed and delivered to Lender that certain (i) Environmental Indemnity Agreement dated September 13, 2006 (“Original Environmental Indemnity”), (ii) General Indemnity Agreement and Guaranty dated September 13, 2006 (“Original Carveout Guaranty”), and (iii) Guaranty of Note and Mortgage dated September 13, 2006 (“Original Full Recourse Guaranty”). Furthermore, Holtzman and Gerald Nudo executed that certain Guaranty of Note and Mortgage dated September 13, 2006 (“Original Payment Guaranty”). Lastly, Holtzman Interests No. 17, LLC, a Michigan limited liability company (“Pledgor”) executed and delivered to Lender that certain Pledge and Security Agreement dated September 13, 2006 (“Pledge Agreement”) (the Original Note, the Original Mortgage, the Assignment, the Original Environmental Indemnity, the Original Carveout Guaranty, the Original Full Recourse Guaranty, the Original Payment Guaranty, the Pledge Agreement, the First Modification (defined below), the Second Modification, the Third Modification, the Fourth Modification, the Fifth Modification, the Deferred Principal Guaranty (defined below), and all other documents executed by Borrower and/or Holtzman, as the case may be, in connection with the Loan, and any other loan documents as each may be amended and/or restated from time to time (including as the same are being amended and/or modified on the date hereof in connection with this Agreement and the other Modification Documents, but specifically excluding the documents terminated pursuant to Section 3 of this Agreement), are hereinafter collectively referred to as the “Loan Documents”);

C.           In connection with the Loan, Borrower leased the Property to Master Tenant pursuant to that certain Master Lease Agreement dated December 1, 2003 and Pledgor entered into that certain Option Agreement dated December 1, 2003 with Banc of America Historic Capital Assets LLC, a Delaware limited liability company (the "Investor Member").

D.           In connection with the Loan, Borrower delivered to Lender an irrevocable letter of credit issued by JPMorgan Chase Bank, N.A. in favor of Lender, in the face amount of One Million and 00/100 Dollars ($1,000,000.00) (the "Letter of Credit"), which Letter of Credit remains in full force and effect;

E.           MDA Mezzanine Borrower, LLC, a Delaware limited liability company (“Mezzanine Borrower”), obtained a mezzanine loan in an aggregate principal amount not to exceed Five Million and 00/100 Dollars ($5,000,000.00) (“Mezzanine Loan”) from Pearlmark Mezzanine Realty Partners III, L.L.C., a Delaware limited liability company (f/k/a Transwestern Mezzanine Realty Partners III, L.L.C.) (“Mezzanine Lender”), pursuant to that certain Mezzanine Loan Agreement dated April 3, 2008, between Mezzanine Borrower and Mezzanine Lender (“Mezzanine Loan Agreement”). In connection with the Mezzanine Loan, Pledgor executed and delivered to Mezzanine Lender that certain Junior Pledge and Security Agreement dated April 3, 2008 (“Junior Pledge Agreement”, collectively with the Mezzanine Loan Agreement and all other documents entered into by Mezzanine Lender, Mezzanine Borrower or Pledgor, as the case may be, in connection with the Mezzanine Loan, as each document may be amended and/or restated from time to time, are hereinafter collectively referred to as the “Mezzanine Loan Documents”);

F.           In connection with the Mezzanine Loan, the Borrower and certain other parties entered into that certain Consent and Loan Modification Agreement dated April 3, 2008 (“First Modification”);

G.           In connection with the Second Modification, Holtzman entered into and delivered to Lender that certain Guaranty of Note and Mortgage dated as of January 28, 2010 (as modified, the “Deferred Principal Guaranty”);

H.           Holtzman owns an indirect interest in Borrower;

2

I.           On or before the date hereof, an Affiliate of Bluerock, namely BR VG MDA JV Member, LLC, a Delaware limited liability company (“BR Member”), made an investment in the Borrower’s predecessor, Mezzanine Borrower. Mezzanine Borrower was previously the sole member in the Borrower. Mezzanine Borrower issued a 56.5% membership interest in Mezzanine Borrower to BR Member and BR Member became a Member in the Mezzanine Borrower. Mezzanine Borrower used certain portions of BR Member’s investment proceeds to purchase and redeem various membership interests and to pay off certain mezzanine debt. Mezzanine Borrower and the Borrower were merged (by the filing of a Certificate of Merger with the Delaware Division of Corporations) by reason of which all interests in Mezzanine Borrower were automatically converted to equivalent interests in the Borrower, which survived the merger. By its execution hereof, the Lender consents to the restructuring described in this Recital I;

J.           Borrower has requested, and Lender has agreed, to modify and extend the Loan and disburse additional funds to Borrower upon the terms and subject to the conditions of this Agreement and the following documents: (i) an Amended and Restated Mortgage, Security Agreement and Fixture Filing of even date herewith by Borrower (the “Mortgage"), (ii) an Amended and Restated Note of even date herewith by Borrower (the "Note"), (iii) a Guaranty of Note and Mortgage of even date herewith by Borrower, Holtzman and Bluerock (the "Full Recourse Guaranty"), (iv) a Limited Indemnity Agreement of even date herewith by Borrower, Holtzman and Bluerock (the "Carveout Guaranty"), (v) a Guaranty of Note and Mortgage of even date herewith by Holtzman (the "Payment Guaranty"), (vi) an Environmental Indemnity Agreement of even date herewith by Borrower, Holtzman and Bluerock (the "Environmental Indemnity"), (vii) a Reserve Account and Security Agreement of even date herewith by Borrower (the "Reserve Agreement") and a Conditional Assignment of Management Agreement dated as of the date hereof by Borrower (the "Assignment of Management Agreement", collectively with the Mortgage, the Note, the Full Recourse Guaranty, the Carveout Guaranty, the Payment Guaranty, the Environmental Indemnity, the Reserve Agreement, this Agreement and all other documents delivered in connection with this Agreement and the modification of the Loan, the "Modification Documents");

K.          In connection with this Agreement, Pledgor is acquiring the Investor Member's interest in the Master Tenant and terminating the Master Lease.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, Borrower, Guarantors and Lender hereby agree as follows:

1.          Incorporation of Recitals. The recitals for this Agreement are fully incorporated herein by this reference thereto with the same force and effect as though recited herein. Capitalized terms used, but not defined in this Agreement, shall have the meaning set forth in the Mortgage.

2.          Global Amendments to Loan Documents. All references in the Loan Documents to the term “Loan Documents” shall be modified and amended from and after the date hereof to reflect the modification or amendment of such Loan Documents, and shall now also include this Agreement, the Mortgage, the Note, the Full Recourse Guaranty, the Carveout Guaranty, the Payment Guaranty, the Environmental Indemnity, the Reserve Agreement, the Assignment of Management Agreement, and all other Loan Documents as amended or modified by this Agreement or the other Modification Documents.

3

3.          Termination of the Certain Loan Documents. Upon the execution and delivery of this Agreement and the other Modification Documents by Borrower and Guarantors, and satisfaction of the other conditions set forth in this Agreement, the Deferred Principal Guaranty, the Original Full Recourse Guaranty, the Original Payment Guaranty, the Original Environmental Indemnity and the Pledge Agreement are hereby terminated as of the date hereof and the parties thereto shall have no further liability thereunder.

4.          Amendment to First Modification. Sections 4(i) and 6 of the First Modification are hereby deleted.

5.          Letter of Credit. The Letter of Credit shall be maintained at all times while any Indebtedness is outstanding, unless Lender determines that the Debt Service Coverage Ratio (as determined in the manner set forth in Rider 4 of the Mortgage) is equal to or greater than 1.20 for any trailing six (6) consecutive month period commencing after the date hereof. Lender shall have the right to draw on the Letter of Credit if (a) an Event of Default exists under the Loan or (b) the Letter of Credit is due to expire within thirty (30) days and has not been replaced with a substantially similar letter of credit issued by a financial institution satisfactory to Lender in its sole discretion. If the Letter of Credit is drawn upon, Lender may either (x) if an Event of Default exists, apply amounts drawn on the Letter of Credit to the Indebtedness and other obligations of Borrower under the Loan Documents in such order and priority as Lender may determine in its sole discretion, or (y) deposit such funds into a reserve for purposes of providing Lender with additional cash collateral as security for the Loan. The draw down of the Letter of Credit shall not itself constitute an Event of Default. The Letter of Credit (or if the Letter of Credit has been drawn, the funds on a deposit in the cash collateral reserve) shall be released by Lender upon the earlier to occur of (i) satisfaction of the Debt Service Coverage Ratio requirements set forth in this paragraph or (ii) payment in full of the Indebtedness and all other obligations evidenced by the Note.

6.          Capital Improvement Reserve. Additional Loan proceeds in the amount of $683,623.68 shall be deposited into an escrow account with Lender, to be held and disbursed in accordance with the terms and conditions of the Reserve Agreement.

7.          Conditions. Notwithstanding anything to the contrary contained in the Loan Documents, the following shall be conditions precedent to the effectiveness of this Agreement and the other Modification Documents:

a.           Borrower shall have paid Lender a loan processing fee of Thirty Thousand Hundred and 00/100 Dollars ($30,000.00);

b.           Lender shall have received originals of each of the Modification Documents duly executed and acknowledged by Borrower and Guarantors, as applicable;

4

c.           Delivery to Lender, at Borrower’s expense, of an endorsement, in form and content acceptable to Lender, to Lender’s loan title policy number 1401 008352439 D1 issued by Chicago Title Insurance Company in connection with the Loan (“Loan Policy”), which endorsement shall date down such policy to insure Lender’s lien priority has not been affected or impaired in any way by the Mortgage, or otherwise (and that there shall be no exception for any lien, encumbrance or other matter other than those set forth in the original title policy on the date originally issued or otherwise approved by Lender);

d.           Lender shall have received evidence satisfactory to Lender that, on or before the date hereof, the Mezzanine Loan has been paid in full or otherwise satisfied, all Mezzanine Loan Documents have been terminated and all liens related to the Mezzanine Loan have been released of record, including, without limitation, receipt of UCC-3 Financing Statements from Mezzanine Lender to be filed with the Secretary of State of the State of Michigan terminating the following financing statements naming Mezzanine Lender as secured party: (i) UCC-1 filed on April 7, 2008 as File No. 2008053821-1 and (ii) UCC-1 filed on April 14, 2008 as File No. 2008057065-1;

e.           Lender shall have received evidence satisfactory to Lender that, on or before the date hereof, (i) Pledgor (or an affiliate of Pledgor) has acquired the Investor Member's interest in the Master Tenant, (ii) the Master Lease has been terminated and (iii) all Leases of the Property have been assigned by the Master Tenant to Borrower;

f.            Lender shall have received an MAI appraisal supporting a market value of the Property of at least $54,000,000.00 and otherwise acceptable to Lender;

g.           The Premises will provide a Debt Service Coverage Ratio in excess of 1:10:1, utilizing the provisions of Rider 4 of the Mortgage;

h.           Lender shall have received an engineering report (which includes a seismic study) acceptable to Lender;

i.            Lender shall have received a Phase I environmental report together with any additional studies recommended by the environmental consultant, in each case satisfactory to Lender;

j.            Delivery to Lender of the organizational documents, certificates of managers, and resolutions of Borrower, Bluerock and their constituent entities, to execute, enter into and perform their respective obligations under this Agreement and the other Modification Documents;

k.          Payment to Lender by Borrower of all out of pocket costs and expenses incurred by Lender in connection with the Modification Documents, and the matters referred to therein and herein, including, without limitation, reasonable legal fees and expenses of any outside counsel to Lender and all recording and title company charges;

l.            The tenants under the following Leases of the Property shall be in possession, open for business, paying rent, and free from default (together, the "Commercial Leases"): (i) Retail Lease Agreement dated July 27, 2006 by and between Master Tenant and Elephant & Castle Illinois, Inc. ("Original Tenant"), as amended by that certain Landlord/Tenant Dispute Resolution Agreement dated October ___, 2007, and that certain First Amendment to Lease Agreement dated December 10, 2012, as assigned to EC Restaurants Corp. f/k/a Original Joe’s Acquisition Corporation in connection with a bankruptcy proceeding involving the Original Tenant, and (ii) Village Green Commercial Lease Agreement dated April 27, 2007 between K & G Gourmet, L.L.C. and Master Tenant;

5

m.           Borrower shall have furnished such other documents, instruments, certificate and opinions as Lender may reasonably request, including, but not limited to, estoppel certificates, subordination agreements and assignments related to the Commercial Leases;

n.           No default or Event of Default that will not be cured prior to or concurrently with the execution and delivery of this Agreement shall exist under any Loan Document; and

o.           Borrower shall have deposited (or caused to be deposited) with Lender funds in the amount of $19,000.00 (the "Insurance Funds") to be held by Lender and disbursed as follows: (i) upon receipt of an invoice issued by Borrower's insurance carrier with respect to the renewal of Borrower's current liability insurance policy that is set to expire on December 31, 2012, Lender shall disburse such portion of the Insurance Funds necessary to pay such invoice, and (ii) any Insurance Funds remaining upon payment of such invoice will be promptly thereafter remitted to Borrower.

8.          Permitted Mezzanine Financing. Notwithstanding anything to the contrary in Section 2.16(d) of the Mortgage, but in all respects subject to the other terms, conditions and restrictions set forth in the Mortgage (including, without limitation, Section 2.16(c)), Lender hereby consents to the following pledges (the "Pledges", collectively with all of the other documents evidencing and securing the loan secured by the Pledges, the "Pledge Documents"): (a) the pledge by Bluerock to Key Bank National Association (“Key Bank”) as additional collateral under the Revolving Credit Agreement dated May 10, 2011, as amended (the “Key Bank Line”) between Bluerock, Bluerock Special Opportunity + Income Fund II, LLC (“SOIF II”), Bluerock Special Opportunity + Income Fund, III, LLC (“SOIF III”) and BR Chapel Hill LLC of its right, title and interest in the BR Member (provided such pledge is expressly limited to the economic rights held by Bluerock in BR Member and does not constitute a grant of a security interest in any of Bluerock’s other rights, title or interest in the membership interests held by Bluerock in BR Member, including, without limitation, the right to exercise any voting or current rights of Bluerock in BR Member and the right to become a substitute member in BR Member (collectively, the “Excluded Rights”)) and (b) the pledges by (x) BEMT MDA, LLC to SOIF III (the “BEMT Pledge”) of all of its interest, dividends, cash, checks, instruments and other distributions whether in cash, property, obligations or any other form payable under or received, receivable or otherwise distributed in respect of its membership interest in BR Member (but expressly excluding any membership interest in BR Member itself and any shares of stock, membership interests in or other securities in BR Member) as security for the draw by Bluerock Enhanced Multifamily Trust, Inc. (“REIT”) under that certain Line of Credit and Security Agreement dated October 2, 2012 between REIT, as borrower, and SOIF II and SOIF III, as lenders, for purposes of funding the BEMT MDA, LLC’s acquisition of its interest in BR Member and (y) SOIF III to Key Bank of its right, title and interest in the BEMT Pledge as additional collateral under the Key Bank Line; provided, however, that the pledged interests with respect to each Pledge shall be an economic interest only and in no event shall the pledgee thereof have any right to foreclose upon or otherwise acquire any ownership interest in any Affiliate of Borrower or Bluerock. Nothing contained herein shall be construed to establish a custom or course of dealing or obligate Lender to consent to any other financing or other matter.

6

9.          Notice.   All notices required under this Agreement will be in writing and will be transmitted in the manner and to the addresses or facsimile numbers required by the Mortgage.

10.         Borrower Ratification. Borrower hereby ratifies and reaffirms all of its obligations under the Loan Documents, including the terms and provisions of the Loan Documents as modified by the terms of this Agreement and the other Modification Documents, and all other terms and provisions of the Loan Documents not modified hereunder.

11.         Warranties and Representation of Borrower.   Borrower represents and warrants to Lender that:

a.           Borrower is a limited liability company, duly organized, validly existing and in good standing under and by virtue of the laws of the State of Delaware, and duly qualified and in good standing to conduct its business in the State of Illinois;

b.           Borrower has the right and power and is duly authorized to enter into and execute and deliver this Agreement and the other Modification Documents to which it is a party and to conclude and consummate all of the transactions described herein and/or contemplated hereby and that all approvals and consents that are required or necessary in connection with the Modification Documents have been obtained and are in full force and effect;

c.           No consent, approval or authorization of or declaration, registration or filing with any governmental authority or nongovernmental person or entity, including any creditor, partner, or member of Borrower is required in connection with the execution, delivery and performance of this Agreement by Borrower, or, if required, such consents, approvals or authorizations have been obtained;

d.           Neither the execution and delivery of the Modification Documents, nor compliance with or observance or performance of the provisions thereof, will violate any law or governmental rule or regulation applicable to Borrower now in effect, or conflict with or result in a breach of any terms, conditions or provisions under any judgment, order or decree of any court, arbitrator, administrative agency or other governmental authority or any agreement or instrument to which Borrower is a party or by which it or any of its property is bound, or constitute a default thereunder, or result in the creation or imposition of a lien, charge or encumbrance upon the Property (except for liens established under the Loan Documents), or in the acceleration of any obligation of Borrower;

e.           Borrower is neither insolvent nor bankrupt and there has been no (i) assignment made for the benefit of the creditors of Borrower, (ii) appointment of a receiver for Borrower or any of its properties, or (iii) bankruptcy, reorganization, or liquidation proceeding instituted by or against Borrower;

7

f.            Since October 31, 2012, there has been no material adverse change in the financial condition of Borrower;

g.           The Mortgage is a valid first lien on the Property for the full unpaid principal amount of the Loan and all other amounts as stated therein;

h.           The Property has not been taken, in whole or in part, through condemnation or in any other similar proceeding, no such proceedings are pending and Borrower has received no written notice and has no knowledge of any such proceedings;

i.            There are no existing defaults under the terms of the Loan Documents and no event has occurred which with the giving of notice or the lapse of time or both would constitute such a default, and there are no outstanding notices of default under the Loan Documents which have not been cured;

j.            There are no subordinate liens of any kind covering or relating to the collateral described in the Mortgage, nor are there any mechanics’ liens or liens for unpaid taxes or assessments encumbering such collateral (other than inchoate liens for taxes not yet past due), nor has notice of a lien or notice of intent to file a lien been received;

k.          As of the date hereof, (A) the only leases, subleases, licenses or other occupancy agreements (each a "Lease" and collectively, the "Leases") affecting the Property are set forth on the rent roll attached hereto as Exhibit B (the "Rent Roll"); (B) the information on the Rent Roll is true, correct and complete with respect to the subject matter thereof; (C) all improvements in the spaces demised pursuant to the Commercial Leases which are required as of the date hereof to be performed by the landlord have been completed, in accordance with the terms of such Leases; (D) each lease is in full force and effect; (E) the tenants under the Lease have commenced the payment of rent under such Leases and there are no offsets (other than for the rent free periods set forth on the Rent Roll), claims or defenses to the enforcement thereof; (F) except as set forth on the Rent Roll, all rents due and payable under the Leases have been paid and no portion thereof has been paid for any period more than thirty (30) days in advance; (G) all representations made by the landlord in the Leases are true and correct; (H) except as set forth in the estoppel certificates of the tenants delivered to the Lender contemporaneously herewith, no tenant has made any claim against the landlord under the Commercial Leases and there are no defaults on the part of the landlord under any Commercial Lease and no event has occurred which, with the giving of notice or passage of time, or both, would constitute such default; (I) true and complete copies of the Commercial Leases and the standard form apartment Lease have been delivered to the Lender and are unmodified; (J) each Lease is in full force and effect in accordance with its terms; (K) all material agreements and understandings between the tenants and the landlord under the Leases with respect to the Property and the use and occupancy thereof are set forth therein; (L) none of the Leases contain any option to purchase or right of first refusal to purchase the Property or any part thereof; and (M) to the best knowledge of Borrower, except as set forth on the Rent Roll, there is no present default by any tenant under any Lease, nor do any facts exist which with the giving of notice and/or the passage of time, would constitute a default;

8

l.            All filing, franchise and other taxes, levies and assessments due and payable by the Borrower in connection with the Property have been paid in full to the date hereof;

m.           There is no action, suit, proceeding or investigation pending or threatened or any basis therefor known to Borrower which questions the validity of the Loan or any action taken or to be taken in connection therewith, or which might result, in any case or in the aggregate, in any material adverse change in the business operations, affairs, conditions or prospects of the Borrower or its assets or any material liability on the part of the Borrower, or which may adversely affect the Borrower’s ability to repay the Loan, or to own, operate and maintain properly the Property;

n.           The Loan proceeds are to be used exclusively for business, professional or commercial purposes in accordance with the terms of the Mortgage, and the Borrower is estopped from asserting or otherwise availing itself of any defense under the usury and interest laws of the State of Illinois;

o.           The Borrower holds fee simple title to the property described in the Title Policy (or easement rights with respect to any insured easement area), for its own account, not as an agent or trustee for another party, and title to the Property is free and clear of all agreements, liens and encumbrances except those specifically set forth in Schedule B, Part II of the Title Policy;

p.           To the best of Borrower's knowledge, the Property is in compliance with all applicable building codes, zoning regulations, subdivision requirements, and other applicable laws, ordinances, directions, rules, regulations and orders, and such compliance is not dependent upon any land and/or improvements not a part of the Property, and the requirements of the local, state and federal governmental authorities having jurisdiction over the Property have been met and Borrower has received no notice of any violation of any such laws, ordinances, directions, rules, regulations, orders or requirements, which has not been previously satisfied. Certificates of Occupancy (the “Certificates of Occupancy”) permitting the full and complete use and occupancy of the Property as required by law and by the Mortgage are in full force and effect. All other permits, licenses and certificates necessary for the current operation and use of the Property as required by law and/or by the Mortgage are in full force and effect, including, but not limited to, any and all building permits, permits for driveways, sewer permits, utilities services agreements, and federal, state and municipal environmental permits and authorizations. No improvements or other structural changes requiring an amendment to any Certificate of Occupancy have been made to the Property since the issuance of such Certificate of Occupancy for the Property;

q.           No unrestored fire or other casualty damage affects the Property, and all insurance policies required by the Mortgage are in full force and effect;

9

r.            The improvements which are part of the Property have been constructed and the Equipment has been installed in a good and workmanlike manner, using new, first quality materials; all construction management, general contractor, subcontractor, mechanic’s and materialmen’s fees and charges have been paid in full. No notice of any mechanic’s or materialmen’s lien or similar lien, or of any claim or right to any such lien has been received, asserted and/or, to the best knowledge of Borrower, threatened in connection with the Property, and, as of the date hereof, Borrower has no reason to expect the receipt, assertion and/or threatening of any such lien;

s.          No default, breach or violation exists by Borrower or, to Borrower's knowledge, any third party under any covenants, conditions, restrictions, rights of way, easements or encumbrances affecting the Property;

t.            Neither the Borrower, nor to the best knowledge of Borrower, any tenant under any Commercial Lease is the subject of any bankruptcy, reorganization or other insolvency proceedings and, to the best knowledge of Borrower, no such proceeding has been threatened;

u.           No fixtures or equipment installed in, attached to, or used in connection with the Property, or located on or in the Property were purchased under a conditional sales agreement or by deferred payment secured by chattel mortgage or security agreement. All such fixtures and equipment have been paid for in full and are owned by the Borrower, and the Borrower has the sole right, title, interest and power to grant a first priority security interest therein in accordance with the terms and conditions of the Mortgage;

v.           The Borrower has not entered into any contract or agreement and there are no outstanding contracts or agreements with respect to the management of the Property, other than the Management Agreement, dated December 14, 2012, between Borrower and Village Green Management Company LLC, and the Asset Management Agreement dated December 17, 2012 between Borrower and Holtzman Interests #17A, LLC, a true, correct and complete copy of each of which has been delivered to the Lender;

w.          The Property is directly served by duly dedicated, completed and accepted public streets. The Property's sewer, water and utility services are directly connected with sources or systems serving the general public, without traversing property owned by others, or, if not directly connected, valid perpetual recorded easements have been established for rights of way over intervening property;

x.         No claim exists against the Borrower for brokerage or leasing commissions which are currently due and payable or for any other participation in the income from, or ownership of, the Property and no liens or claims for money exist which are or may be superior to the lien and charge of the Mortgage and Borrower has received no notice of any such claim or lien;

y.         Borrower has not executed any presently effective assignment of leases and/or rents, other than the Loan Documents;

10

z.         The Property is taxed separately from all property which is not subject to the Mortgage. All taxes relating to the Property, to the extent due, have been paid in full. There are no pending or, to Borrower's knowledge, proposed special or other assessments for public improvements affecting the Property or any contemplated improvements to the Property that may result in such special or other assessments, except for any increase in the assessed valuation of the Property resulting from improvements to be made in the premises demised to tenants under Leases;

aa.         Except as reflected in any environmental reports delivered to Lender prior to the date hereof (i) No Hazardous Substances have been or are being generated, stored (except for such de minimus quantities typically associated with the use of portions of the Property for driving and parking motor vehicles and which, in Lender’s sole and absolute opinion, are not likely to result in any liability under any Environmental Laws (as defined in the Environmental Indemnity, and such amounts commonly and lawfully stored for use in the normal maintenance and operation of the Property), released or disposed of on, in, under or from the Property, (ii) the Property is in compliance with Environmental Laws and the Borrower has not received any notice from the United States Environmental Protection Agency or any other governmental authority (federal, state, county or municipal) claiming that the Property violates any Environmental Laws, (iii) the Borrower has not incurred any liability to the state or local government or the United States of America on account of Hazardous Substances on, in, under or affecting the Property, and (iv) Borrower is not aware of the existence, release or threat of release of any Hazardous Substances on any properties adjacent to the Property that could affect the Property; and

bb.         All books, records, budgets, documents, information, financial statements and other data delivered to the Lender by the Borrower in connection with the modification of the Loan evidenced by this Agreement are and remain true, accurate and complete in all material respects (except as modified by the restructuring described in this Agreement) and do not omit information which would have a material bearing on the Lender’s decision to modify the Loan.

12.         Representations and Warranties of Holtzman. Holtzman represents and warrants to Lender that:

a.           Since September 30, 2012, there has been no material adverse change in the financial condition of Holtzman;

b.           Holtzman is neither insolvent nor bankrupt and there has been no (i) assignment made for the benefit of the creditors of Holtzman, (ii) appointment of a receiver for Holtzman or any of his properties, or (iii) bankruptcy, reorganization, or liquidation proceeding instituted by or against Holtzman;

c.           Neither the execution and delivery of the Modification Documents, nor compliance with or observance or performance of the provisions thereof, will violate any law or governmental rule or regulation applicable to Holtzman now in effect, or conflict with or result in a breach of any terms, conditions or provisions under any judgment, order or decree of any court, arbitrator, administrative agency or other governmental authority or any agreement or instrument to which Holtzman is a party or by which he or any of his property is bound, or constitute a default thereunder, or result in the acceleration of any obligation of Holtzman; and

11

d.           There is no action, suit, proceeding or investigation pending or threatened or any basis therefor known to Holtzman which questions the validity of the Loan or any action taken or to be taken in connection therewith, or which might result, in any case or in the aggregate, in any material adverse change in the business operations, affairs, conditions or prospects of the Borrower or its assets or any material liability on the part of the Borrower, or which may adversely affect Holtzman's ability to fulfill his obligations under the Modification Documents.

13.         Representations and Warranties of Bluerock. Bluerock represents and warrants to Lender that:

a.           Bluerock is a limited liability company, duly organized, validly existing and in good standing under and by virtue of the laws of the State of Delaware;

b.           Bluerock has the right and power and is duly authorized to enter into and execute and deliver this Agreement and the other Modification Documents to which it is a party and to conclude and consummate all of the transactions described herein and/or contemplated hereby and that all approvals and consents that are required or necessary in connection with the Modification Documents have been obtained and are in full force and effect;

c.           No consent, approval or authorization of or declaration, registration or filing with any governmental authority or nongovernmental person or entity, including any creditor, partner, or member of Bluerock is required in connection with the execution, delivery and performance of this Agreement by Bluerock, or, if required, such consents, approvals or authorizations have been obtained;

d.           Neither the execution and delivery of the Modification Documents, nor compliance with or observance or performance of the provisions thereof, will violate any law or governmental rule or regulation applicable to Bluerock now in effect, or conflict with or result in a breach of any terms, conditions or provisions under any judgment, order or decree of any court, arbitrator, administrative agency or other governmental authority or any agreement or instrument to which Bluerock is a party or by which it or any of its property is bound, or constitute a default thereunder, or result in the acceleration of any obligation of Bluerock;

e.           Since June 30, 2012, there has been no material adverse change in the financial condition of Bluerock;

f.            Bluerock is neither insolvent nor bankrupt and there has been no (i) assignment made for the benefit of the creditors of Bluerock, (ii) appointment of a receiver for Bluerock or any of its properties, or (iii) bankruptcy, reorganization, or liquidation proceeding instituted by or against Bluerock; and

12

g.           There is no action, suit, proceeding or investigation pending or threatened or any basis therefor known to Bluerock which questions the validity of the Loan or any action taken or to be taken in connection therewith, or which might result, in any case or in the aggregate, in any material adverse change in the business operations, affairs, conditions or prospects of the Borrower or its assets or any material liability on the part of the Borrower, or which may adversely affect Bluerock's ability to fulfill his obligations under the Modification Documents.

h.           Based on Lender's limited consent to the Pledges, which consent is set forth in Section 8 of this Agreement, the pledged interests with respect to each Pledge shall be an economic interest only and in no event shall (i) the security interests granted under the Pledge Documents include all or any part of the Excluded Rights held by the pledgors thereof, or (ii) the pledgee thereof have any right to foreclose upon or otherwise acquire any ownership interest in any Affiliate of Borrower or Bluerock pursuant to the Pledges.

14.         Binding Nature of Loan Documents as Modified. Borrower hereby acknowledges and agrees that: (a) all Loan Documents shall, as amended hereby and by the other Modification Documents, continue in full force and effect from and after the date hereof in accordance with their terms; and (b) Borrower, as of the date hereof, has no rights of rescission, set-off, abatement, diminution, defenses, claims or counterclaims to or against the enforcement by Lender of the Environmental Indemnity, Full Recourse Guaranty, the Carveout Guaranty or any of the other Loan Documents, as amended hereby and by the other Modification Documents, in accordance with the respective terms thereof.

15.         No Rights of Rescission or Similar Matters. Borrower and Guarantors each hereby further acknowledge and agree that: (i) Borrower and Guarantors have no rights of rescission, set-off, abatement, diminution, defenses, claims, or counterclaims with respect to the payment of any sum owed to Lender under, or by virtue of, the Note and Mortgage, respectively, or with respect to any covenant contained in any of the other Loan Documents, as amended by this Agreement and by the other Modification Documents; (ii) Lender, as of the date hereof, has fully performed all obligations to Borrower and Guarantors that it may have had or has on and as of the date hereof; and (iii) other than as expressly set forth herein, by entering into this Agreement, Lender does not waive any condition or obligation contained in the Loan Documents.

16.         Event of Default. Notwithstanding anything contained to the contrary in the Loan Documents, a breach by Borrower and/or Guarantors of any term, provision, representation, warranty, covenant or condition herein set forth or herein required of Borrower and/or Guarantors shall constitute an Event of Default under the Loan Documents.

17.         Severability. If any provisions of this Agreement or the application thereof to any person or situation shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.

18.         Inconsistent Terms. This Agreement is made in accordance with and is intended to be consistent with the Loan Documents. However, except as otherwise provided in any additional agreements hereafter executed by the parties hereto, if any provision contained in this Agreement is in conflict with, or inconsistent with any provision in the Loan Documents, the provisions contained in this Agreement shall govern and control.

13

19.         Further Assurances. Upon the request of any party at any time, each party hereto covenants that it will execute and file any additional instruments and take any actions as may reasonably be necessary or desirable to carry out the intent and to fulfill the provisions of this Agreement.

20.         Amendment of Agreement in Writing. This Agreement may not be altered or amended except by an agreement in writing signed by all of the parties hereto. This Agreement shall not be amended or modified by oral agreements or understandings among the parties or by any act or conduct of the parties.

21.         Binding Nature. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

22.         Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Illinois.

23.         Counterparts. This Agreement may be executed in one or more counterparts which, when assembled shall constitute one original. Execution by one party hereto shall be sufficient to bind one party, even in the absence of a signature from any other party.

24.         Entire Agreement. This Agreement and the Loan Documents as modified by this Agreement and the other Modification Documents contain the entire agreement between the parties hereto as to the subject matter hereof and there are no other terms, obligations, covenants, representations, warranties, statements or conditions, oral or otherwise, of any kind, except as set forth herein. Except for the provisions of the Loan Documents and Modification Documents, all prior communications, negotiations, course of conduct, agreements and understandings, whether oral or written, are hereby merged into this Agreement.

[Signatures on following page]

14

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

BORROWER:

MDA CITY APARTMENTS, LLC,
a Delaware limited liability company

By:	MDA Associates of Illinois, LLC, an Illinois limited liability company, its co-manager

By:	Holtzman Interests No. 17, LLC, a Michigan limited liability company, its manager

By:	/s/ Jonathan Holtzman
Name: Jonathan Holtzman
Title: Manager

HOLTZMAN:

/s/ Jonathan Holtzman
Jonathan Holtzman, individually

BLUEROCK:

BLUEROCK SPECIAL OPPORTUNITY + INCOME FUND, LLC, a Delaware limited liability company

By:	Bluerock Real Estate, L.L.C., a Delaware limited liability company, its manager

By:	/s/ Jordan B. Ruddy
Name:	Jordan B. Ruddy
Title:	President

LENDER:

MONY LIFE INSURANCE COMPANY
a New York corporation

By:	/s/ David Morell
Name:	David Morell
Title:	Investment Officer

EXHIBIT A

LEGAL DESCRIPTION

PARCEL 1:

LOTS 3 TO 6, BOTH INCLUSIVE, IN RICHARD T. HAINES' SUBDIVISION OF LOTS 1 TO 5 IN BLOCK 10 OF FORT DEARBORN ADDITION TO CHICAGO, IN SECTION 10, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

PARCEL 2:

LOTS 1 AND 2 IN RICHARD T. HAINES' SUBDIVISION OF LOTS 1 TO 5 IN BLOCK 10 OF FORT DEARBORN ADDITION TO CHICAGO, IN SECTION 10, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

PARCEL 3:

THE NORTH 1/2 OF A STRIP OF LAND 9.5 FEET IN WIDTH: (I) LYING SOUTH OF AND ADJOINING LOTS 1 THROUGH 6, BOTH INCLUSIVE, IN RICHARD T. HAINES' SUBDIVISION OF LOTS 1 TO 5 IN BLOCK 10 OF FORT DEARBORN ADDITION TO CHICAGO; (II) LYING NORTH OF AND ADJOINING LOT 7 IN RICHARD T. HAINES' SUBDIVISION AFORESAID AND (III) LYING NORTH OF THE NORTH LINE EXTENDED EAST, OF LOT 7 IN RICHARD T. HAINES SUBDIVISION; ALL IN BLOCK 10 OF FORT DEARBORN ADDITION TO CHICAGO AFORESAID, IN SECTION 10, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

PARCEL 4

NON-EXCLUSIVE EASEMENT IN FAVOR OF PARCELS 1, 2 & 3 AS CREATED BY GRANT OF EASEMENT MADE BY AND BETWEEN CONSOLIDATED EQUITY III, LLC AND MDA CITY APARTMENTS, LLC RECORDED MARCH 16, 2006 AS DOCUMENT NUMBER 0607544098, FOR VEHICULAR AND PEDESTRIAN INGRESS AND EGRESS OVER, UPON, ON OR THROUGH THE SOUTH 1/2 OF THE VACATED ALLEY LYING NORTH OF AND ADJOINING LOT 7 IN RICHARD T. HAINES' SUBDIVISION OF LOTS 1 TO 5 IN BLOCK 10 OF FORT DEARBORN ADDITION TO CHICAGO AFORESAID, IN SECTION 10, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS, EXCEPTING THEREFROM ANY PORTION SITUATED MORE THAN THIRTY (30) FEET ABOVE CURRENT GRADE.

Address: 185 North Wabash, Chicago, IL 60601

PIN: 17-10-306-001-0000; 17-10-306-002-0000

EXHIBIT B

RENT ROLL

(See attached)